UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported):   August 17, 2007


                                   Cosi, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                     000-50052                  06-1393745
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(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)


1751 Lake Cook Road, 6th Floor; Deerfield, Illinois                  60015
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     (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:   (847) 597-8800



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          (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
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   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
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   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In conjunction with Patrick Donnellan's resignation as Vice President of Strategy and International Business Development of Cosi, Inc. (the "Company") on August 8, 2007, the Company entered into a General Separation and Release Agreement (the "Agreement") with Mr. Donnellan, providing that the employment relationship between the Company and Mr. Donnellan terminated on such date. Pursuant to the Agreement, Mr. Donnellan will receive severance payments in the aggregate amount of $101,499.99 less applicable withholding taxes and deductions, which represents six months' gross salary. All unvested shares of restricted stock and unvested stock options held by Mr. Donnellan will be terminated. Under the Agreement, Mr. Donnellan released the Company from any and all claims relating to his employment or otherwise, with limited exceptions, including with respect to his indemnification by the Company. The Agreement also provides that Mr. Donnellan will be subject to a customary confidentiality provision.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Cosi, Inc.

Date:  August 23, 2007

                                            /s/ WILLIAM E. KOZIEL
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                                         Name:  William E. Koziel
                                         Title: Chief Financial Officer